                                                               Exhibit 4.2




SUPPLEMENTAL INDENTURE

OWENS-ILLINOIS, INC.,
as Issuer

AND

THE GUARANTORS NAMED HEREIN,
as Guarantors

AND

THE BANK OF NEW YORK,
as Trustee

Dated as of May 9, 1997


Supplemental to the Indenture, dated as of December 15, 1991, relating to the Issuer's
11% Senior Debentures due 2003

     SUPPLEMENTAL INDENTURE, dated as of May 9, 1997, by and among OWENS-ILLINOIS, INC., a Delaware corporation (hereinafter called the "Company"), as issuer, the guarantors listed as acknowledging the terms hereof (hereinafter called the "Guarantors"), and THE BANK OF NEW YORK, as trustee (hereinafter called the "Trustee"), under the Indenture, dated as of December 15, 1991 (the "Indenture"), by and among the Company, the Guarantor and the Trustee relating to the Company's 11% Senior Debentures due 2003 (the "Securities").

                    RECITALS OF THE COMPANY

      The Company has implemented a refinancing plan designed to reduce interest expense, reduce the amount and extend the maturities of the Company's outstanding long-term debt, improve financial flexibility and increase share owners' equity.

      As part of the refinancing plan, the Company is making a cash tender offer (the "Offer") to purchase the Securities and is soliciting consents (the

"Solicitation") to the amendments to the Indenture (the "Amendments") (all as described in the Offer to Purchase and Consent Solicitation, dated April 25, 1997 (the "Offer to Purchase and Consent Solicitation")).

      In accordance with Section 9.02 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Securities have consented to such Amendments.

      The Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture. In addition, the Company has delivered an Opinion of Counsel to the Trustee pursuant to Section 9.05 of the Indenture and has done all other things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

This Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 1.09 hereof are satisfied and the Amendments effected by this Supplemental Indenture will become operative on the date the Securities are accepted for payment by the Company pursuant to the Offer.

      WHEREFORE, each party agrees as follows for the benefit of the other party and for the equal or ratable benefit of the Holders of the Securities, as follows:
ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.

For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                                     1
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     (b)   certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

Section 1.02.    Governing Law.

      This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.03.  Successors.

      All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 1.04.  Duplicate Originals.

      The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.05.  Separability.

      In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06.  Table of Contents, Headings, Etc.

      The Article and Section headings and the Table of Contents of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof. Except as expressly provided herein and notwithstanding the elimination of certain Sections of the Indenture as set forth in Article Two hereof, all references to Sections in the Indenture shall remain unchanged.

Section 1.07.  Benefits of Supplemental Indenture.

      Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 1.08.  Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or accuracy of this Supplemental Indenture.

Section 1.09.  Effectiveness.

      This Supplemental Indenture shall take effect on the date (the Effective Date") that each of the following conditions shall have been satisfied or waived:

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     (a)  each of the parties hereto shall have executed and delivered this
Supplemental Indenture; and

      (b) the Trustee shall have received an opinion of Latham & Watkins, Counsel to the Company, dated the Effective Date, pursuant to Section 9.05 of the Indenture;

provided, however, that the Amendments set forth in Article Two hereof shall take effect only upon and simultaneously with, and shall have no force and effect prior to, the acceptance for purchase and payment of the Securities tendered pursuant to the Offer.


ARTICLE 2.
THE AMENDMENTS

Section 2.01.  Amendments.

      The Indenture is hereby amended as follows:

      (a) The definitions of the following terms are hereby eliminated in their entirety from Section 1.01 of the Indenture:

               (1)   "Accelerated Indebtedness";
               (2)   "Acquired Indebtedness";
               (3)   "Adjusted Consolidated Net Worth";
               (4)   "Consolidated Cash Flow Available for Fixed Charges";
               (5)   "Consolidated Fixed Charge Ratio";
               (6)   "Consolidated Fixed Charges";
               (7)   "Consolidated Interest Expense";
               (8)   "Consolidated Net Income";
               (9)   "Consolidated Net Operating Income";
               (10)  "Debenture Indenture";
               (11)  "Debentures";
               (12)  "Debt Securities";
               (13)  "Debt Securities Indentures";
               (14)  "Domestic Subsidiary";
               (15)  "Effective Time";
               (16)  "Foreign Subsidiary";
               (17)  "Indenture Trustees";
               (18)  "Interest Expense";
               (19)  "Junior Debenture Indenture";
               (20)  "Junior Debentures";
               (21)  "Junior Discount Debenture Indenture";
               (22)  "Junior Discount Debentures";
               (23)  "Management Investors";
               (24)  "Material Subsidiary";
               (25)  "Merger";
               (26)  "Merger Agreement";
               (27)  "Old Owens-Illinois";
               (28)  "Permitted Liens";
               (29)  "Public Debentures"; and
               (30)  "Tender Offer."

                                     3
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      (b)  Section 4.03 of the Indenture is hereby eliminated in its entirety and replaced with the words:  "SECTION 4.03.  [Intentionally omitted]."

      (c) Section 4.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.04. [Intentionally omitted]."

      (d) Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.05. [Intentionally omitted]."

      (e) Section 4.06 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.06. [Intentionally omitted]."

      (f) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.08. [Intentionally omitted]."

      (g) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.13. [Intentionally omitted]."

      (h) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.14. [Intentionally omitted]."

      (i) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.16. [Intentionally omitted]."

      (j) Section 5.01 of the Indenture is hereby amended to state, in its entirety, the following:

     "SECTION 5.01  When Company May Merge, Etc.

           The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any person (except a wholly owned Subsidiary of the Company with a positive Consolidated Net Worth, provided that in connection with any merger of the Company with a wholly owned
      Subsidiary of the Company, no consideration (other than common stock in the surviving corporation or the Company) shall be issued or distributed to the stockholders of the Company) or permit any party to merge with or into it, unless:

           (1) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and shall further expressly assume the obligations of the Company under the Company Pledge Agreement, and the obligations of the Guarantor under this Indenture shall remain in full force and effect;

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           (2)   immediately before and immediately after giving effect to
      such transaction, no Event of Default and no Default shall have occurred and be continuing; and

            (3)   [Intentionally omitted].

            (4)   [Intentionally omitted].

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with."

     (k) Section 6.01 of the Indenture is hereby amended to state, in its entirety, the following:

     "SECTION 6.01.  Events of Default.

     An "Event of Default" occurs with respect to the Securities if:

     (1) the Company defaults in the payment of interest on the Securities when the same becomes due and payable and the default continues for a period of 30 days;

     (2) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (3) the Company fails to comply in any respect with any of its other agreements contained in the Securities, the Company Pledge Agreement, for so long as the Securities are secured thereunder, or this Indenture, Group fails to comply in any respect with any of its agreements contained in its initial Guaranty or this Indenture, or, after the date on which the Additional Guaranties and Pledges are granted and for so long as the Securities are secured or guaranteed thereunder, as applicable, Group fails to comply in any respect with any of its agreements contained in the Group Exchange Guaranty or any Subsidiary fails to comply in any respect with any of its agreements contained in a Subsidiary Pledge Agreement or any Subsidiary Guaranty to which it is a party and, in any case, the default continues for the period and after the notice specified below;

     (4)    [Intentionally omitted].

     (5)    [Intentionally omitted].

     (6)    the Company pursuant to or within the meaning of any Bankruptcy
      Law:

            (A)   commences a voluntary case or proceeding,

            (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

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            (C)   consents to the appointment of a Custodian of it for all
            or substantially all of its property,

            (D) makes a general assignment for the benefit of its creditors, or

            (E) generally is unable to pay its debts as the same become due; or

      (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company in an involuntary case or proceeding,

            (B) appoints a Custodian of the Company for all or substantially all of its properties, or

            (C)   orders the liquidation of the Company,

and in each case the order or decree remains unstayed and in effect for 60 days.

      The term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under Bankruptcy Law.

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything contained in this Indenture or in the Securities to the contrary notwithstanding.

      A Default under clause (3) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 50% of the principal amount of the Securities outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 50% of the principal amount of the Securities then outstanding."

(l) Section 6.02 of the Indenture is hereby amended to state, in its entirety, the following:

     "SECTION 6.02.  Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee or the Holders

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of at least 50% of the principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable, as specified below. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be due and payable. If an Event of Default specified in Section 6.01(6) or (7) occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction."

      (m) Section 8.01 of the Indenture is hereby amended to state, in its entirety, the following:

     "SECTION 8.01.  Termination of Company's Obligations.

      Except as otherwise provided in this Section 8.01 the Company may terminate its obligations under the Securities and this Indenture, and the obligations of each Guarantor shall terminate, if:

      (a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or Securities which are paid pursuant to Section 4.01 or Securities for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

      (b)   (1)   the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

            (2) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Government Securities (as defined in clause (c)(1) below) sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; or

      (c) (1) the Company has irrevocably deposited or caused to be deposited with the Trustee or Paying Agent and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the

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      Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guarantied by, the United States of America for the payment of which guaranty or obligation the full faith and credit of the United States is pledged ("Government Securities") maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to redemption or maturity, provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of said principal, premium, if any, and interest with respect to the Securities;

            (2) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

            (3) the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gains or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01(c) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable Federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required;

            (4) the Company has paid or caused to be paid all sums then payable by the Company hereunder and under the Securities; and

            (5) the Company has delivered to the Trustee an Officers ' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the foregoing clause (c), prior to the end of the passage of 90 days following the deposit of trust funds, none of the Company's obligations under this Indenture shall be discharged. With respect to the foregoing clause (b), and subsequent to the end of such 90-day period with respect to the foregoing clause (c), the Company's obligations and, to the extent applicable, each Guarantor's obligations, in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02,7.06, 7.07, 8.03 and 8.04, the initial Guaranty by Group, the Company Pledge Agreement, and, after the date on which the Additional Guaranties and Pledges are granted and for so long as the Securities are guarantied and secured thereunder, any Subsidiary Pledge Agreement, the Group Exchange Guaranty, and any Subsidiary Guaranty shall survive until the Securities are no longer outstanding. Thereafter, only the

Company's obligations and, to the extent applicable, Group's obligations, in Sections 7.06, 8.03 and 8.04 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (3) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's and each Guarantor's (to the extent applicable) obligations under such Section 4.01 and Section 10.01, the Company Pledge Agreement and, after the date on which the Additional Guaranties and Pledges are granted and not previously released, any Subsidiary Pledge Agreement, the Group Exchange Guaranty, and any Subsidiary Guaranty shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture.

     After any such irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Securities, the Company Pledge Agreement, any Subsidiary Pledge Agreement, if applicable, each Guaranty and this Indenture except for those surviving obligations specified above."

                             ARTICLE 3.
ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

Section 3.01.  Notice to Securityholders.

      After the Amendments become effective, the Company shall mail to Holders a notice briefly describing such Amendments.

Section 3.02.  Notation on Securities.

      (a) Securities authenticated and delivered after the effectiveness of this Supplemental Indenture shall bear the following notation:

            "The Company and the Trustee have entered into a Supplemental Indenture, dated as of May 9, 1997, which (i) amended and/or eliminated certain restrictive covenants contained in Articles IV and V of the Indenture; (ii) amended certain provisions with respect to defaults and remedies contained in Article VI of the Indenture and (iii) amended certain provisions contained in
            Article VIII of the Indenture. Reference is hereby made to such Supplemental Indenture, copies of which are on file with The Bank of New York, Trustee."

      The Trustee may require holders of Securities authenticated and delivered prior to the effectiveness of this Supplemental Indenture to deliver such Securities to the Trustee so that the Trustee may place the aforementioned notation on such Securities.

      (b) If the Company or the Trustee so determines, the Company, in exchange for the Securities, shall issue and the Trustee shall authenticate new securities that reflect the changed terms.

[signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.


                                          OWENS-ILLINOIS, INC.,
                                          Issuer



                                          BY: /s/David G. Van Hooser
                                              -----------------------------
                                          Name:   David G. Van Hooser
                                          Title:  Senior Vice President and
                                                  Director of Corporate
                                                  Strategy and Treasurer





                                          THE BANK OF NEW YORK,
                                          Trustee



                                          BY: /s/Lucille Firrincieli
                                              ----------------------------
                                          Name:   Lucille Firrincieli
                                          Title:  Assistant Vice President

     EACH GUARANTOR hereby acknowledges and consents to the terms and provisions of this Supplemental Indenture.


                                    OWENS-ILLINOIS GROUP, INC.
                                    Owens-Brockway Packaging, Inc.
                                    OI Closure FTS Inc.
                                    OI Plastic Products FTS Inc.
                                    O-I Health Care Holding Corp.
                                    OI General FTS Inc.
                                    OI General Finance Inc.
                                    Owens-Brockway Glass Container Inc.
                                    OI IONE STS Inc.
                                    Owens-Illinois Closure Inc.
                                    Specialty Packaging Licensing Company
                                    Owens-Brockway Plastic Products Inc.
                                    Owens-Illinois Prescription Products Inc.
                                    Owens-Illinois Labels Inc.
                                    Owens-Illinois General Inc.
                                    OI Castalia STS Inc.
                                    OI Levis Park STS Inc.
                                    OI AID STS Inc.



                                    BY: /s/David G. Van Hooser
                                        --------------------------------
                                    Name:   David G. Van Hooser
                                    Title:  Vice President and Treasurer
                                            of each of the foregoing
                                            Guarantors

                                     11